Exhibit 99.1

Semrush Announces Third Quarter 2022 Financial Results

More than 94,000 Customers as of September 30, 2022
Third Quarter Revenue of $65.8 million

BOSTON, November 14, 2022 /Businesswire/ -- Semrush Holdings, Inc. (“Semrush” )(NYSE: SEMR), a leading online visibility management SaaS platform, today reported results for the quarter ended September 30, 2022.

“We delivered solid growth despite a more challenging demand environment. We saw steady new customer growth, which was partially offset by lower expansion from existing customers. Interest in our products remains high, however at the moment, customers are more cautious and closely scrutinizing their spending,” said Oleg Shchegolev, CEO and Co-Founder of Semrush.

“The breadth of the Semrush platform continues to grow as we rolled out a major update to our Social Media Management Toolkit and continue to expand our App Center. While the demand environment is more challenging, we will continue to focus on delivering value to our customers and help them navigate through these macroeconomic headwinds.” added Mr. Shchegolev.

Third Quarter 2022 Financial Highlights

•Third quarter revenue of $65.8 million, up 34% year over year
•ARR of $267 million as of September 30, 2022, up more than 33% year over year
•Dollar-based net revenue retention of 122% as of September 30, 2022, compared to 125% in the previous quarter
•More than 94,000 paying customers as of September 30, 2022, up more than 17% from a year ago
•Net loss of $9.1 million for the third quarter, compared with a net loss of $615 thousand a year ago
•Non-GAAP net loss of $7.1 million for the third quarter which includes $5.8 million of expense associated with the winding down of our Russia operations, compared with non-GAAP net income of $12 thousand a year ago

See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how we define ARR, dollar-based net revenue retention, non-GAAP net income (loss), and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.

Business Highlights

•Continued to see strong growth from larger accounts, with the number of customers paying more than $10K annually up more than 70% year over year in the third quarter

•Launched a partnership through which Wix customers will now have limited access to our industry leading keyword research tool

•App Center growth accelerated and surpassed $3 million of gross ARR in the third quarter

•Agency growth kit continued to see strong growth as ARR more than doubled from a year ago

•Favorable results from our connected TV marketing campaign with record new customer additions in August through this channel

•Launched new collaboration and posting tools as part of a major refresh of our social media management toolkit which now has more than 50,000 monthly active users

Business Outlook

Based on information as of today, November 14, 2022, we are issuing the following financial guidance:

Fourth Quarter 2022 Financial Outlook

•Revenue is expected to be in a range of $67.25 million to $67.75 million, up 25 to 26% year over year
•Non-GAAP net loss is expected to be in a range of $12.5 to $11.5 million, which includes incremental $2 to $1 million of one-time relocation costs related to the winding down of our Russia operations

Full-Year 2022 Financial Outlook

•Revenue is expected to be in a range of $252.8 million to $253.3 million, up 34 to 35% year over year
•Non-GAAP net loss is expected to be in a range of $26 to $25 million, which includes $11 to $10 million of one-time relocation costs related to the winding down of our Russia operations

Reconciliation of non-GAAP net loss guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Details

Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.

Date: Tuesday, November 15, 2022
Time: 8:30 a.m. ET
Conference ID: 3520221
Participant Toll Free Dial-In Number: 1 (888) 350-3436
Participant International Dial-In Number: 1 (646) 960-0185

Registration:

The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.

About Semrush

Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with over 94,000 paying customers, is headquartered in Boston and has offices in Philadelphia, Dallas, Amsterdam, Berlin, Barcelona, Prague, Warsaw, Belgrade, and Limassol as well as new locations in Turkey, Armenia, and Georgia.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for future periods; statements about our ability to successfully relocate employees out of Russia, including executing our relocation plans on the timeline we expect and at the anticipated cost; statements about future operating results; statements regarding the expectations of demand for our products, including adoption of and demand for new products, features, app center, and toolkits, our addressable market size, and growth of our business; statements about the market opportunity and our positioning to capture the market opportunity; and statements about the effectiveness of our products and our competitive advantages.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K, filed with the SEC on March 18, 2022, as updated by our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.

Non-GAAP Financial Measures & Definitions of Key Metrics

Semrush has provided in this release the non-GAAP financial measure of non-GAAP net income (loss). Semrush uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating Semrush’s ongoing operational performance. Semrush believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Semrush’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

ARR is defined as of a given date as the monthly recurring revenue that we expect to contractually receive from all paid subscription agreements that are actively generating revenue as of that date multiplied by 12. We include both monthly recurring paid subscriptions, which renew automatically unless canceled, as well as the annual recurring paid subscriptions so long as we do not have any indication that a customer has canceled or intends to cancel its subscription and we continue to generate revenue from them.

We updated our definition of ARR as of September 30, 2022. Prior to September 30, 2022, we defined ARR as the daily revenue of all paid subscription agreements that were actively generating revenue as of the last day of the reporting period multiplied by 365, except that we calculated the ARR from Prowly's customers as the monthly recurring revenue as of the last month of the reporting period multiplied by 12. We made this change because it simplifies the calculation and internal reporting of ARR, eliminates the impact of the number of days in a given month on ARR, and We believe the updated definition is a more widely used methodology in our industry.

Dollar-based Net Revenue Retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.

Non-GAAP net income (loss). We define non-GAAP net income (loss) as GAAP income (loss), excluding stock-based compensation expense. We believe non-GAAP net income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Semrush Holdings, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue	$65,793	$49,252	$185,531	$134,255
Cost of revenue ¹	12,405	11,362	36,590	30,373
Gross profit	53,388	37,890	148,941	103,882

Operating expenses
Sales and marketing ¹	30,569	20,674	87,293	55,428
Research and development ¹	10,134	6,174	27,943	17,497
General and administrative ¹	17,007	11,372	45,388	29,796
Exit costs	5,932	—	9,417	—
Total operating expenses	63,642	38,220	170,041	102,721
(Loss) income from operations	(10,254)	(330)	(21,100)	1,161
Other income (expense), net	1,483	(184)	2,353	(256)
(Loss) income before income taxes	(8,771)	(514)	(18,747)	905
Provision for income taxes	321	101	1,200	328
Net (loss) income	$(9,092)	$(615)	$(19,947)	$577

Net (loss) income per share attributable to common stockholders:
Basic	$(0.06)	$—	$(0.14)	$—
Diluted	$(0.06)	$—	$(0.14)	$—

Weighted-average number of shares of common stock used in computing net (loss) income per share attributable to common stockholders:
Basic	141,256	135,673	141,034	122,595
Diluted	141,256	135,673	141,034	138,639
¹ includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Cost of revenue	$20	$7	$52	$22
Sales and marketing	189	100	599	245
Research and development	329	68	836	204
General and administrative	1,442	452	3,629	1,318
Total stock-based compensation	$1,980	$627	$5,116	$1,789

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Reconciliation of Non-GAAP net (loss) income
Net (loss) income	$(9,092)	$(615)	$(19,947)	$577
Stock-based compensation expense	1,980	627	5,116	1,789
Non-GAAP net (loss) income	$(7,112)	$12	$(14,831)	$2,366

Semrush Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	As of
	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$246,554	$269,665
Accounts receivable	2,762	2,190
Deferred contract costs, current portion	7,362	6,338
Prepaid expenses and other current assets	6,340	5,345
Total current assets	263,018	283,538
Property and equipment, net	6,985	8,270
Intangible assets, net	11,254	2,925
Goodwill	6,337	1,991
Deferred contract costs, net of current portion	2,443	2,254
Other assets	3,748	1,096
Total assets	$293,785	$300,074
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$13,153	$9,942
Accrued expenses	17,647	19,479
Deferred revenue	47,121	40,232
Other current liabilities	2,664	1,896
Total current liabilities	80,585	71,549
Long-term liabilities
Deferred revenue, net of current portion	382	237
Deferred tax liability	111	268
Other long-term liabilities	1,430	2,478
Total liabilities	82,508	74,532
Stockholders' equity
Undesignated preferred stock, $0.00001 par value - 100,000,000 shares authorized, and no shares issued or outstanding as of September 30, 2022 or December 31, 2021	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized, and 43,615,053 shares issued and outstanding as of September 30, 2022; 31,841,061 shares issued and outstanding as of December 31, 2021	—	—
Class B common stock, $0.00001 par value - 160,000,000 shares authorized, and 97,918,005 shares issued and 97,864,674 outstanding as of September 30, 2022; 108,975,216 shares issued and 108,870,126 outstanding as of December 31, 2021	1	1
Additional paid-in capital	271,783	264,871
Accumulated other comprehensive deficit	(1,460)	(230)
Accumulated deficit	(59,047)	(39,100)
Total stockholders’ equity	211,277	225,542
Total liabilities and stockholders' equity	$293,785	$300,074

Semrush Holdings Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2022	2021
Operating Activities
Net (loss) income	$(19,947)	$577
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation and amortization expense	6,626	2,438
Amortization of deferred contract costs	7,145	4,578
Amortization of deferred financing and debt issuance costs	53	—
Loss on disposal of subsidiary	1,738	—
Stock-based compensation expense	5,116	1,789
Non-cash interest expense	96	158
Change in fair value of convertible debt securities	(889)	—
Deferred taxes	290	(83)
Deposit on letter of credit	—	88
Changes in operating assets and liabilities
Accounts receivable	(344)	(741)
Deferred contract costs	(8,358)	(6,964)
Prepaid expenses and other current assets	(1,395)	(3,924)
Other current liabilities	1,562	—
Accounts payable	4,824	(3,219)
Accrued expenses	(2,772)	14,419
Deferred revenue	6,299	9,634
Other long-term liabilities	(38)	—
Net cash provided by operating activities	6	18,750
Investing Activities
Purchases of property and equipment	(4,016)	(1,558)
Purchases of convertible debt securities	(2,000)	(500)
Capitalization of internal-use software development costs	(1,273)	(433)
Cash paid for acquisition of assets and businesses, net of cash acquired	(13,993)	(350)
Net cash used in investing activities	(21,282)	(2,841)
Financing Activities
Proceeds from exercise of stock options	1,539	604
Issuance of shares in connection with Employee Stock Purchase Plan	257	—
Payment of capital leases	(1,967)	(913)
Net proceeds from completing initial public offering	—	137,467
Net cash (used in) provided by financing activities	(171)	137,158
Effect of exchange rate changes on cash and cash equivalents	(1,664)	—
(Decrease) increase in cash, cash equivalents and restricted cash	(23,111)	153,067
Cash, cash equivalents and restricted cash, at beginning of period	269,665	35,619
Cash, cash equivalents and restricted cash, at end of period	$246,554	$188,686

INVESTOR:
Bob Gujavarty
Semrush Holdings, Inc
bobby.gujavarty@semrush.com

MEDIA:
Jena Sullivan
Semrush Holdings, Inc.
pr@semrush.com

Source: Semrush Holdings, Inc.